Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Preferred/Telecom, Inc. 1994 Stock Plan for Incentive and Non-qualified Stock Options of our report dated May 25, 2001 with respect to the consolidated financial statements of Preferred Voice, Inc. included in its Amendment No. 1 to the Annual Report filed on Form 10-KSB/A for the fiscal year ended March 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                          /s/ Philip Vogel & Co., PC

                                          Philip Vogel & Co., PC




Dallas, Texas
September 6, 2001